Exhibit 99

NEWS

ANADARKO ANNOUNCES SECOND-QUARTER 2013 RESULTS

FULL-YEAR SALES-VOLUMES GUIDANCE INCREASED BY 1 MILLION BOE

HOUSTON, July 29, 2013 - Anadarko Petroleum Corporation (NYSE: APC) today announced second-quarter 2013 net income attributable to common stockholders of $929 million, or $1.83 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items increased net income by approximately $392 million, or $0.78 per share (diluted), on an after-tax basis.(1) Cash flow from operating activities in the second quarter of 2013 was approximately $2.502 billion, and discretionary cash flow totaled $1.908 billion.(2)

SECOND-QUARTER 2013 HIGHLIGHTS

•	Generated $290 million of adjusted free cash flow(2)

•	Increased U.S. onshore oil volumes by almost 20,000 barrels per day over second-quarter 2012

•	Reached milestones at four large-scale oil projects in Algeria, Ghana and the Gulf of Mexico

•	Drilled five deepwater discoveries in the Gulf of Mexico and Mozambique

“We continue to have exceptional performance from our portfolio, as evidenced by the results delivered in the second quarter of 2013,” said Anadarko Chairman, President and CEO Al Walker. “Our U.S. onshore activities delivered year-over-year oil growth of 25 percent, averaging approximately 97,000 barrels per day during the quarter. We continued to drive significant improvements into our drilling and completions programs, and costs in each category were favorable to our expectations. We reached milestones at four of our large global oil projects, which are advancing on schedule and on budget, and we achieved a success rate of almost 70 percent in our deepwater exploration/appraisal program, including five new discoveries. We also strengthened the balance sheet, improving our net-debt-to-adjusted-capitalization ratio(2) to 29 percent compared to 34 percent at the end of 2012.”

OPERATIONS SUMMARY
Anadarko reported total sales volumes of more than 750,000 barrels of oil equivalent (BOE) per day during the second quarter. Liquids sales volumes averaged 309,000 barrels per day, without the benefit of an expected tanker lifting in Algeria, which is anticipated during the third quarter. Natural gas volumes averaged approximately 2.6 billion cubic feet per day. Anadarko is increasing its full-year 2013 sales volumes guidance to a range of 281 to 287 million BOE, from the previous range of 279 to 287 million BOE.
Anadarko’s Wattenberg Horizontal program continued to deliver robust growth during the quarter, driving the field average to more than 60,000 barrels of liquids per day, representing an increase of more than 37 percent over the second quarter of 2012. The company’s Eagleford Shale program also delivered higher liquids sales volumes, averaging approximately 32,000 barrels per day, representing a 62-percent increase over the second quarter of 2012. Additionally, Anadarko commenced operations at its 200-million-cubic-feet-per-day Brasada natural gas processing plant, significantly enhancing the company’s takeaway capacity in the Eagleford Shale. In Anadarko’s liquids-rich East Texas Horizontal program, sales volumes doubled from the second quarter of 2012 to approximately 40,000 BOE per day in the second quarter of 2013.

MEGA-PROJECT SUMMARY
Anadarko reached significant milestones at four of its large-scale oil projects during the quarter. The Lucius development in the deepwater Gulf of Mexico remains on track for first oil in the second half of 2014. The company successfully transported its 80,000-barrels-of-oil-per-day (BOPD) Lucius spar from the fabrication yard in Pori, Finland, to Corpus Christi, Texas, with plans to install the spar in Keathley Canyon block 875 during the third quarter of 2013. Construction on the Heidelberg spar, which also has a capacity of 80,000 BOPD, is about 30-percent complete. During the quarter, the company and its partners officially sanctioned the Heidelberg development project and expect to achieve first oil in mid-2016.
In Algeria, the first oil train at El Merk continued to increase production throughout the quarter, and the second oil train is being commissioned. El Merk remains on schedule to ramp toward a net rate of approximately 30,000 barrels per day by the end of 2013.
In Ghana, the government approved the Plan of Development for the TEN (Tweneboa, Enyenra, Ntomme) project during the quarter, which will be the partnership’s second major oil development offshore Ghana, with an 80,000-BOPD facility expected to begin production in 2016.

EXPLORATION SUMMARY
Anadarko and its partners drilled five deepwater discoveries during the second quarter - three in the deepwater Gulf of Mexico and two in Mozambique. In addition to Anadarko’s previously announced discoveries at Phobos and Orca, during the second quarter the company also discovered:

•
Raptor (Gulf of Mexico; Desoto Canyon block 535) - Encountered approximately 150 net feet of high-quality oil pay in Jurassic reservoirs. Raptor was drilled to a total depth of 22,135 feet in approximately 8,200 feet of water. Data from these activities are being incorporated into the geologic model to evaluate potential appraisal plans. Anadarko operates Raptor with a 50-percent working interest. BHP Billiton Petroleum (Deepwater) Inc. owns a 50-percent working interest.

•
Yucatan (Gulf of Mexico; Walker Ridge block 95) - Encountered more than 120 net feet of oil pay. Yucatan is more than three miles south and syncline separated from the Anadarko-operated Shenandoah discovery and approximately nine miles west of the Coronado discovery, in which Anadarko also owns an interest. The well was drilled to a total depth of 32,250 feet in water depth of approximately 5,800 feet. The partnership is evaluating the results and planning additional appraisal activity. Anadarko owns a 15-percent working interest in Yucatan. The block is operated by Shell with a 70-percent working interest. The other co-owner in the well is INPEX with a 15-percent working interest.

•
Espadarte (Mozambique; Offshore Area 1) - Encountered approximately 280 net feet of natural gas pay in Oligocene and Miocene sands. The well was drilled to a total depth of approximately 11,640 feet in water depth of 1,536 feet. Anadarko operates Espadarte with a 36.5-percent working interest. Co-owners include Mitsui E&P Mozambique Area 1, Limited (20 percent), BPRL Ventures Mozambique B.V. (10 percent), Videocon Mozambique Rovuma 1 Limited (10 percent) and PTT Exploration & Production Plc (8.5 percent). Empresa Nacional de Hidrocarbonetos, ep, owns a 15-percent interest that is carried through the exploration phase.

OPERATIONS REPORT
For more details on Anadarko’s operations and exploration program, please refer to the comprehensive report on second-quarter 2013 activity. The report is available on the Investor Relations page at: www.anadarko.com.

CONFERENCE CALL TOMORROW AT 8 A.M. CDT, 9 A.M. EDT
Anadarko will host a conference call on Tuesday, July 30, 2013, at 8 a.m. Central Daylight Time (9 a.m. Eastern Daylight Time) to discuss second-quarter results, current operations and the company’s outlook for the remainder of 2013. The dial-in number is 855.812.0464 in the United States, or 970.300.2271 internationally. The confirmation number is 16786048. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit

www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Eight pages of summary financial data follow, including current hedge positions and updated financial and production guidance.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2012, the company had approximately 2.56 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to meet financial and operating guidance, achieve its production targets, successfully manage its capital expenditures, timely complete and commercially operate the projects and drilling prospects identified in this news release, and achieve production and budget expectations on its mega projects. See “Risk Factors” in the company’s 2012 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

#            #            #

ANADARKO CONTACTS

MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Brian Cain, brian.cain@anadarko.com, 832.636.3404
Christina Ramirez, christina.ramirez@anadarko.com, 832.636.8687

INVESTORS:
John Colglazier, john.colglazier@anadarko.com, 832.636.2306
Brian Kuck, brian.kuck@anadarko.com, 832.636.1397
Bill Tedesco, william.tedesco@anadarko.com, 832.636.3375

Anadarko Petroleum Corporation
Certain Items Affecting Comparability

	Quarter Ended June 30, 2013
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net*	$641	$407	$0.81
Gains (losses) on divestitures, net	13	9	0.02
Impairments	(10)	(4)	(0.01)
Third-party well and platform decommissioning obligation	(141)	(89)	(0.18)
Reversal of Canadian indemnification liability	56	35	0.07
Change in uncertain tax positions (FIN 48)	—	37	0.07
Deepwater Horizon settlement and related costs	(4)	(3)	—
	$555	$392	$0.78

*
For the quarter ended June 30, 2013, before-tax unrealized gains (losses) on derivatives, net includes $373 million related to commodity derivatives, $262 million related to other derivatives, and $6 million related to gathering, processing, and marketing sales.

	Quarter Ended June 30, 2012
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net*	$(225)	$(143)	$(0.29)
Gains (losses) on divestitures, net	(12)	(8)	(0.02)
Impairments, including unproved properties	(978)	(628)	(1.26)
Tronox-related contingent loss reversal	525	334	0.67
Gulf of Mexico accelerated depreciation, depletion, and amortization	(34)	(22)	(0.04)
Change in uncertain tax positions (FIN 48)	—	(1)	—
Deepwater Horizon settlement and related costs	(3)	(2)	—
	$(727)	$(470)	$(0.94)

*
For the quarter ended June 30, 2012, before-tax unrealized gains (losses) on derivatives, net includes $157 million related to commodity derivatives, $(374) million related to other derivatives, and $(8) million related to gathering, processing, and marketing sales.

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of cash provided by operating activities (GAAP) to discretionary cash flow from operations (non-GAAP), free cash flow (non-GAAP), and adjusted free cash flow (non-GAAP), as well as net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management uses discretionary cash flow from operations because it is useful in comparisons of oil and gas exploration and production companies as it excludes fluctuations in assets and liabilities. Management uses free cash flow and adjusted free cash flow to demonstrate the Company’s ability to internally fund capital expenditures and to service or incur additional debt. Management uses adjusted net income (loss) to evaluate the Company’s operational trends and performance.

	Quarter Ended		Six Months Ended
	June 30,		June 30,
millions	2013	2012	2013	2012
Net cash provided by operating activities	$2,502	$1,999	$5,005	$3,890
Add back
Deepwater Horizon settlement and related costs	3	9	6	(13)
Algeria exceptional profits tax settlement	(248)	(113)	(698)	(113)
Change in accounts receivable	(217)	(378)	(257)	(351)
Change in accounts payable and accrued expenses	(290)	228	(132)	486
Change in other items—net	158	84	40	(148)
Discretionary cash flow from operations	$1,908	$1,829	$3,964	$3,751

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

	Quarter Ended		Six Months Ended
	June 30,		June 30,
millions	2013	2012	2013	2012
Discretionary cash flow from operations	$1,908	$1,829	$3,964	$3,751
Less capital expenditures*	1,866	1,809	3,613	3,599
Free cash flow	$42	$20	$351	$152
Collection of Algeria exceptional profits tax receivable	248	113	698	113
Adjusted free cash flow	$290	$133	$1,049	$265

*
Includes Western Gas Partners, LP (WES) capital expenditures of $138 million for the quarter ended June 30, 2013, $123 million for the quarter ended June 30, 2012, $437 million for the six months ended June 30, 2013, and $221 million for the six months ended and June 30, 2012.

	Quarter Ended		Quarter Ended
	June 30, 2013		June 30, 2012
	After	Per Share	After	Per Share
millions except per-share amounts	Tax	(diluted)	Tax	(diluted)
Net income (loss) attributable to common stockholders	$929	$1.83	$(89)	$(0.18)
Certain items affecting comparability	392	0.78	(470)	(0.94)
Adjusted net income (loss)	$537	$1.05	$381	$0.76

Presented below is a reconciliation of total debt (GAAP) to net debt (non-GAAP). Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

millions	June 30, 2013
Total debt	$13,538
Less cash and cash equivalents	4,581
Net debt	$8,957

Net debt	$8,957
Stockholders’ equity	22,189
Adjusted capitalization	$31,146

Net debt to adjusted capitalization ratio	29%

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Six Months Ended
Summary Financial Information	June 30,		June 30,
millions except per-share amounts	2013	2012	2013	2012
Consolidated Statements of Income
Revenues and Other
Natural-gas sales	$935	$496	$1,742	$1,069
Oil and condensate sales	1,995	2,222	4,372	4,466
Natural-gas liquids sales	261	282	564	624
Gathering, processing, and marketing sales	249	200	480	453
Gains (losses) on divestitures and other, net	57	22	232	57
Total	3,497	3,222	7,390	6,669
Costs and Expenses
Oil and gas operating	245	249	492	491
Oil and gas transportation and other	253	223	508	463
Exploration	178	1,121	442	1,365
Gathering, processing, and marketing	222	178	421	367
General and administrative	260	262	532	531
Depreciation, depletion, and amortization	940	1,027	1,962	1,957
Other taxes	245	326	525	703
Impairments	10	112	39	162
Algeria exceptional profits tax settlement	—	—	33	(1,804)
Deepwater Horizon settlement and related costs	4	3	7	11
Total	2,357	3,501	4,961	4,246
Operating Income (Loss)	1,140	(279)	2,429	2,423
Other (Income) Expense
Interest expense	172	190	336	376
(Gains) losses on derivatives, net	(656)	(44)	(465)	(328)
Other (income) expense, net	98	(519)	92	(254)
Total	(386)	(373)	(37)	(206)
Income (Loss) Before Income Taxes	1,526	94	2,466	2,629
Income Tax Expense (Benefit)	567	164	1,023	516
Net Income (Loss)	959	(70)	1,443	2,113
Net Income Attributable to Noncontrolling Interests	30	19	54	46
Net Income (Loss) Attributable to Common Stockholders	$929	$(89)	$1,389	$2,067
Per Common Share
Net income (loss) attributable to common stockholders—basic	$1.84	$(0.18)	$2.75	$4.11
Net income (loss) attributable to common stockholders—diluted	$1.83	$(0.18)	$2.74	$4.10
Average Number of Common Shares Outstanding—Basic	502	500	501	499
Average Number of Common Shares Outstanding—Diluted	504	500	504	501

Exploration Expense
Dry hole expense	$66	$115	$224	$204
Impairments of unproved properties	20	923	39	983
Geological and geophysical expense	23	14	60	49
Exploration overhead and other	69	69	119	129
Total	$178	$1,121	$442	$1,365

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Six Months Ended
Summary Financial Information	June 30,		June 30,
millions	2013	2012	2013	2012
Cash Flows from Operating Activities
Net income (loss)	$959	$(70)	$1,443	$2,113
Depreciation, depletion, and amortization	940	1,027	1,962	1,957
Deferred income taxes	401	(67)	563	143
Dry hole expense and impairments of unproved properties	86	1,038	263	1,187
Impairments	10	112	39	162
(Gains) losses on divestitures, net	(13)	12	(157)	29
Unrealized (gains) losses on derivatives, net	(641)	225	(395)	83
Deepwater Horizon settlement and related costs	4	3	7	11
Algeria exceptional profits tax settlement	—	—	33	(1,804)
Tronox-related contingent loss	—	(525)	—	(250)
Certain other nonoperating items	85	—	85	—
Other	77	74	121	120
Discretionary Cash Flow from Operations	1,908	1,829	3,964	3,751
Deepwater Horizon settlement and related costs	(3)	(9)	(6)	13
Algeria exceptional profits tax settlement	248	113	698	113
(Increase) decrease in accounts receivable	217	378	257	351
Increase (decrease) in accounts payable and accrued expenses	290	(228)	132	(486)
Other items—net	(158)	(84)	(40)	148
Net Cash Provided by Operating Activities	$2,502	$1,999	$5,005	$3,890

Capital Expenditures	$1,866	$1,809	$3,613	$3,599

	June 30,	December 31,
millions	2013	2012
Condensed Balance Sheets
Cash and cash equivalents	$4,581	$2,471
Accounts receivable, net of allowance	2,556	2,747
Algeria exceptional profits tax settlement	32	730
Other current assets	730	847
Net properties and equipment	39,831	38,398
Other assets	1,893	1,716
Goodwill and other intangible assets	5,677	5,680
Total Assets	$55,300	$52,589
Current asset retirement obligations	$285	$298
Other current liabilities	4,728	3,696
Long-term debt	13,538	13,269
Deferred income taxes	9,378	8,759
Other long-term liabilities	3,662	4,685
Stockholders’ equity	22,189	20,629
Noncontrolling interests	1,520	1,253
Total Liabilities and Equity	$55,300	$52,589
Capitalization
Total debt	$13,538	$13,269
Stockholders’ equity	22,189	20,629
Total	$35,727	$33,898

Capitalization Ratios
Total debt	38%	39%
Stockholders’ equity	62%	61%

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Volumes			Sales Volumes			Average Sales Price
		Crude Oil &			Crude Oil &			Crude Oil &
	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs
	MMcf/d	MBbls/d	MBbls/d	Bcf	MMBbls	MMBbls	Per Mcf	Per Bbl	Per Bbl
Quarter Ended June 30, 2013
United States	2,647	155	83	241	14	7	$3.88	$94.99	$34.33
Algeria	—	43	—	—	4	—	—	102.18	—
Other International	—	28	—	—	3	—	—	101.84	—
Total	2,647	226	83	241	21	7	$3.88	$97.21	$34.33

Quarter Ended June 30, 2012
United States	2,544	156	77	230	15	7	$2.15	$98.20	$40.41
Algeria	—	59	—	—	5	—	—	103.61	—
Other International	—	26	—	—	3	—	—	113.95	—
Total	2,544	241	77	230	23	7	$2.15	$101.22	$40.41

Six Months Ended June 30, 2013
United States	2,668	157	85	483	28	15	$3.61	$96.17	$36.29
Algeria	—	48	—	—	9	—	—	108.06	—
Other International	—	36	—	—	7	—	—	107.66	—
Total	2,668	241	85	483	44	15	$3.61	$100.26	$36.29

Six Months Ended June 30, 2012
United States	2,480	148	78	450	27	14	$2.37	$101.76	$43.82
Algeria	—	54	—	—	10	—	—	110.88	—
Other International	—	30	—	—	6	—	—	117.72	—
Total	2,480	232	78	450	43	14	$2.37	$105.94	$43.82

	Average Daily Volumes MBOE/d		Sales Volumes MMBOE

Quarter Ended June 30, 2013	750		69
Quarter Ended June 30, 2012	742		68

Six Months Ended June 30, 2013	771		140
Six Months Ended June 30, 2012	723		132

Sales Revenue and Commodity Derivatives
				Commodity Derivatives Gain (Loss)
	Natural Gas	Crude Oil &		Natural Gas		Crude Oil & Condensate		NGLs
millions	MMcf/d	Condensate	NGLs	Realized	Unrealized	Realized	Unrealized	Realized	Unrealized
Quarter Ended June 30, 2013
United States	$935	$1,336	$261	$(16)	$258	$1	$110	$3	$5
Algeria	—	400	—	—	—	33	—	—	—
Other International	—	259	—	—	—	—	—	—	—
Total	$935	$1,995	$261	$(16)	$258	$34	$110	$3	$5

Quarter Ended June 30, 2012
United States	$496	$1,396	$282	$224	$(288)	$20	$414	$3	$31
Algeria	—	558	—	—	—	16	—	—	—
Other International	—	268	—	—	—	—	—	—	—
Total	$496	$2,222	$282	$224	$(288)	$36	$414	$3	$31

Six Months Ended June 30, 2013
United States	$1,742	$2,729	$564	$51	$(11)	$2	$50	$5	$—
Algeria	—	937	—	—	—	14	—	—	—
Other International	—	706	—	—	—	—	—	—	—
Total	$1,742	$4,372	$564	$51	$(11)	$16	$50	$5	$—

Six Months Ended June 30, 2012
United States	$1,069	$2,735	$624	$394	$(202)	$15	$241	$3	$29
Algeria	—	1,096	—	—	—	(12)	—	—	—
Other International	—	635	—	—	—	—	—	—	—
Total	$1,069	$4,466	$624	$394	$(202)	$3	$241	$3	$29

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of July 29, 2013

	3rd Qtr			Total Year
	Guidance			Guidance

	Units			Units

Total Sales (MMBOE)	69	—	72	281	—	287

Crude Oil (MBbl/d)	252	—	256	256	—	260

United States	160	—	164	162	—	164
Algeria	60	—	62	59	—	61
Other International	30	—	32	34	—	36

Natural Gas (MMcf/d)

United States	2,550	—	2,600	2,590	—	2,615

Natural Gas Liquids (MBbl/d)

United States	82	—	88	84	—	90

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl)	(1.00)	—	2.00	2.00	—	5.00

United States	(2.00)	—	—	(1.00)	—	1.00
Algeria	2.00	—	5.00	8.00	—	10.00
Other International	1.00	—	4.00	7.00	—	9.00

Natural Gas ($/Mcf)

United States	(0.15)	—	(0.25)	(0.10)	—	(0.20)

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of July 29, 2013

	3rd Qtr			Total Year
	Guidance			Guidance *

	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	30	—	50	135	—	165
Minerals and Other	30	—	40	150	—	170

	$ / BOE			$ / BOE
Costs and Expenses
Oil & Gas Direct Operating	3.95	—	4.20	3.80	—	3.95
Oil & Gas Transportation/Other	3.65	—	3.85	3.55	—	3.75
Depreciation, Depletion and Amortization	13.75	—	14.00	13.90	—	14.15
Production Taxes (% of Product Revenue)	8.0%	—	9.0%	8.0%	—	9.0%

	$ MM			$ MM

General and Administrative	275	—	295	1,100	—	1,200
Exploration Expense
Non-Cash	95	—	115	700	—	800
Cash	160	—	180	475	—	525
Interest Expense (net)	175	—	180	685	—	695
Other (Income)/Expense	—	—	20	75	—	95

Tax Rate
Algeria (All current)	45%	—	50%	45%	—	50%
Rest of Company (20% Current for 3Q and FY)	40%	—	50%	45%	—	55%

Avg. Shares Outstanding (MM)
Basic	502	—	503	502	—	503
Diluted	504	—	505	504	—	505

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM

APC Capital Expenditures	1,800	—	2,000	7,200	—	7,600

* Excludes items affecting comparability

Anadarko Petroleum Corporation
Commodity Hedge Positions
As of July 29, 2013

		Weighted Average Price per barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2013
Brent	26	$85.00	$105.00	$125.15

Fixed Price - Financial
2013
Brent	61	$108.72
WTI	47	$94.43
	108	$102.50
2013 (Jul-Dec)
WTI	14	$104.36

	Volume	Weighted Average Price per MMBtu
	(thousand
	MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Two-Way Collars
2013 (Apr-Oct)	600	n/a	$3.18	$4.00

Three-Way Collars
2014	600	$2.75	$3.75	$5.01

Fixed Price - Financial
2013	1,185	$4.00
2014	600	$4.26

Interest Rate Derivatives
As of July 29, 2013

Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received
Swap	$750 Million	June 2014	June 2024	6.00%	3M LIBOR
Swap	$1,100 Million	June 2014	June 2044	5.57%	3M LIBOR
Swap	$50 Million	Sept. 2016	Sept. 2026	5.91%	3M LIBOR
Swap	$750 Million	Sept. 2016	Sept. 2046	5.86%	3M LIBOR